EXHIBIT 23.4

Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of ManiaTV Inc. on Form S-1/A2 of my Report of Independent Registered Public Accounting Firm, dated March 25, 2013 on the balance sheets of ManiaTV Inc. as at December 31, 2011 and 2012, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

April 5, 2013

Ronald R. Chadwick, P.C.